FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "**Amendment**"), is made and entered into this 28th day of December, 2017 (the "**Effective Date**"), by and between DELRAY ANDREW RE, LLC, a Florida limited liability company (the "**Buyer**"), and AREP 5400 EAST AVENUE LLC, a Delaware limited liability company (the "**Seller**").

RECITALS

A. Buyer and Seller entered into that certain Agreement of Purchase and Sale with an effective date of November 2, 2017 (the "**Agreement**"), whereby Seller has agreed to sell and Buyer has agreed to purchase certain real property located approximately at 5400, 5402 and 5408 East Avenue, West Palm Beach, Florida 33407 (as further described in the Agreement), on the terms and conditions set forth in the Agreement.

B. Seller and Buyer desire to amend certain provisions of the Agreement pursuant to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the following mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are hereby affirmed by the parties as true and correct and each such recital is incorporated herein by this reference. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. January Earned Payment. Section I.B.4. of the Agreement is hereby deleted in its entirety and replaced with the following:

> "January Earned Payment. On or prior to January 2, 2018 (the "January Deadline") Purchaser shall deliver One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "January Earned Payment") to Seller."

3. Deletion of January Closing Deposit. All references in the Agreement to the January Closing Deposit are deleted in their entirety. The February Closing Deposit shall be the only deposit comprising the term Closing Deposits.

4. No Rent Arrearage Credit for January and February Earned Payments. (1) In Section X.A. of the Agreement the phrase: "Seller agrees that the Earned Payments (but not any Closing Deposits)" is hereby deleted in its entirety and replaced with the following:

"Seller agrees that the Initial Earned Payment, the November Earned Payment, and the December Earned Payment (but not the January Earned Payment, the February Earned Payment or any Closing Deposits)"

(2) In Section X.B. of the Agreement, the phrase: "but shall" is deleted in its entirety and replaced with:

"but the Initial Earned Payment, November Earned Payment, and December Earned Payment shall"

5. Waiver of Termination Rights for Defects in Title and Access Period. Buyer hereby waives any and all rights to terminate the Agreement under Section II.A.2. and Section II.B of the Agreement.

6. Extension of Access Period. In Section II.B.1. of the Agreement the phrase: "on the date that is sixty (60) days after the Effective Date" is deleted in its entirety and replaced with:

"on January 31, 2018"

For clarification, the parties intend that Buyer may continue to access the Property for purposes of Due Diligence (in compliance with Section II.B. and the remainder of the Agreement) until January 31, 2018 but Buyer shall have no right to terminate the Agreement under Section II.B. during the Access Period or otherwise.

7. General. The captions and section numbers shall not be considered in any way to effect the interpretation of this Amendment. The parties agree that, except as modified by this Amendment, the Agreement remains in full force and effect in accordance with its terms. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs and personal representatives. This Amendment shall not be construed with resort to any presumption against the preparer or maker hereof. The parties represent and warrant that they have authority to enter into this Amendment. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the Amendment shall control.

8. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument. Delivery of this Amendment may be accomplished by electronic facsimile reproduction (**"FAX"**) or via electronic mail via .PDF (**"PDF"**).

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first set forth above.

WITNESSES:

[signature]

Print Name: Arvind Chary

Print Name:

[signature]

Print Name: EILEEN GREENE

[signature]

Print Name: EMMA LEON

SELLER:

AREP 5400 EAST AVENUE LLC, a Delaware limited liability company

By: AREP 5400 East Avenue Manager LLC, a Delaware limited liability company, its managing member

By: [signature]

Name: David Wallace

Its: Manager

BUYER:

DELRAY ANDREW RE, LLC, a Florida limited liability company

By: SHAWN LEON [signature]

Name:

Its: CHIEF EXECUTIVE OFFICER.

10168072v2